Exhibit 99.1

STATE OF SOUTH CAROLINA    )
                           ) CONSULTING AGREEMENT
COUNTY OF RICHLAND         )

         This CONSULTING AGREEMENT ("Agreement"), effective this 3rd day of January 2005 (the "Effective Date"), is entered by and between H. Thomas Arthur ("Arthur") and SCANA Corporation (referred to herein as "SCANA" or "Company").

         WHEREAS Arthur has been employed by SCANA and has elected to retire;
         and

         WHEREAS Arthur and SCANA wish for Arthur to provide advice and counsel to the Company following his retirement; and

         WHEREAS SCANA has agreed to offer payment and Arthur has agreed to provide services as a non-exclusive independent contractor of the Company;

         NOW, THEREFORE, based upon the foregoing premises, and supported by good and valuable consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company and Arthur agree as follows:

A. PARTIES

1. "Arthur" means H. Thomas Arthur, whose Social Security number is xxx-xx-xxxx, and his agents, attorneys, spouse, heirs and assigns.

2. "SCANA" as used herein means SCANA Corporation, as well as it subsidiaries. SCANA is a South Carolina corporation doing business in Columbia, South Carolina.

B. TERMS

1. Consulting Services. Arthur hereby agrees to act as a non-exclusive independent contractor, subject to the provisions of Paragraph 6(iv), below, by providing consulting services to the Company during the period from January 1, 2005 to December 31, 2006 (the "Consulting Period").

2. Duties. Arthur will assist and advise the Company concerning special projects for the gas transmission operations of SCG Pipeline, Inc., an interstate pipeline, and South Carolina Pipeline Corporation, which is an intrastate pipeline, (hereinafter referred to as "Gas Transmission Companies") that may be assigned by the President or his designee of the Gas Transmission Companies or their successors. Consulting projects may involve legal, regulatory or related matters. The particular amount of time devoted by Arthur to providing the consulting services described above may vary from day to day and week to week on mutually agreeable schedules, terms and conditions as set out herein.

3. Payment in Exchange for Services. The Company will pay Arthur a consulting fee at the rate of $350 per hour during the Consulting Period. In order to receive payment, Arthur must present to the President of the Gas Transmission Companies or his designee an invoice after the end of each month during the Consulting Period. Each invoice must be in a form acceptable to the Company and must cover one calendar month. Payment will occur after the monthly invoice is processed through the Company's normal system for vendor payments, but not later than thirty days from the date the invoice is received by the President of the Gas Transmission Companies or his designee.


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4.   Hours of Service. The Company will guarantee payment for a minimum of 1,000 hours of consulting service per year for each year of the Consulting Period, but is under no obligation to utilize Arthur for any minimum amount of Consulting Services. Arthur commits to be available to the Company for the consulting services described in 2., above, for the minimum 1,000 hours per year. The minimum and guaranteed 1,000 hours per year will be distributed at a rate of 100 hours per month for the months January through October of each year. Should the Company not fully utilize Arthur's committed, consulting hours in any month, the non-utilized hours, up to a maximum of 25 hours, shall be carried over to the subsequent month for the benefit of the Company. Arthur commits to be available to the Company for any such carried over hours. Such carried over consulting hours may be utilized by the Company subsequent to the utilization of a month's committed, consulting hours (100 hours for January through October and zero hours for November) without the Company incurring any incremental cost for the carried over, consulting hours or any incremental obligation to Arthur. If such carried over hours are not utilized in a particular month, Arthur will not be committed to make up such hours and they are no longer available to the Company. Arthur will submit a monthly invoice (as required by 3., above) for the committed, consulting hours plus any net of consulting hours rendered exceeding the month's committed and carried over hours, plus Expenses (defined in 5., below). The maximum amount of consulting that may be required of Arthur is 100 hours in January, 125 hours in February through October and 25 hours in November (not exceeding 1,000 hour in a calendar year).

5. Expenses. The Company will reimburse Arthur for all reasonable and proper expenses, invoiced in accordance with paragraph B.3 above, incurred by Arthur in providing the consulting services described above, provided written authorization for the same has been obtained from the President of gas transmission organization or his designee prior to incurring the expense and such. No travel expenses will be allowed for work performed in the general vicinity of Columbia, SC.

6.   Confidentiality and Proprietary Information.

     i. Arthur agrees not to disclose any confidential or proprietary information to anyone, whether natural person, corporation, partnership, joint venture, unincorporated association or other business entity unless Arthur is compelled to do so by subpoena or has written authorization to do so from the Company. The President of the Gas Transmission Companies or his designee must sign this written authorization. If so authorized, then Arthur shall make only such disclosure as the written authorization specifically permits. If Arthur receives a subpoena or other legal process by which he may be compelled to make such disclosures, Arthur promises to promptly notify the Company so that the Company may take any steps necessary to safeguard their interests.

     ii. Confidential or proprietary information is defined as information about the Company which is non-public and of a sensitive or proprietary nature. This information includes, but is not limited to, cost and pricing information, financial data, suppliers, fuel quantities and usage rates, fuel purchases prices, off-system sales, bid lists, burn details, fuel procurement processes and strategy, strategic planning with respect to fuel procurement issues, marketing strategies, and all other information which is ordinarily and routinely treated as confidential or proprietary by the Company and is not otherwise public.

     iii. The  protections   for   confidential   and  proprietary   information
          referenced herein are not intended to supersede the obligations of Arthur as an attorney to maintain applicable privileges.

     iv. Despite the non-exclusive nature of this Agreement, Arthur agrees that he will not render advice nor perform services of any kind for any person, business, or entity whose business is competitive with the business of the Company. This limitation includes, but is not limited to, any company engaged in the production, transmission, or sale of electricity, gas, or other form of energy.



7. Independent Contractor. The parties agree that Arthur will be an independent contractor, and that he will be solely responsible for payment of all taxes on the amounts paid under this section. All such payments will be reported to the taxing authorities on a Form 1099.

8. Construction. The language of all parts of this Agreement shall be construed as a whole and according to its fair meaning, and not strictly for or against either party. It is expressly understood and agreed that any rule requiring construction of this Agreement against the drafter will not apply in any dispute involving the Agreement.

9. Entire Agreement. The parties agree that this Agreement contains the entire and only agreement between SCANA and Arthur concerning the services he will provide as a consultant. The parties agree there are no prior or contemporaneous oral or written promises, assurances, or agreements concerning Arthur's consulting services or the terms thereof which are not contained in this Agreement.

10. Amendment. This Agreement may be amended by a written amendment signed by Arthur and by a representative authorized by SCANA Corporation to sign on behalf of it and any alleged verbal amendment of this Agreement shall be null and void.

11. Notices. All notices hereunder shall be in writing and delivered by hand, by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid addressed as follows.

         If to the Company, to:        1426 Main Street
                                       Columbia, SC 29201
                                       Attention: Joseph C. Bouknight
                                       Senior Vice President,
                                       Human Resources

         If to Arthur, to:             xxxxxxxxxxxxxxxx
                                       xxxxxxxxxxxxxxxx

12. Section Headings. The section headings herein are for convenience only and are not a part of this Agreement and shall not be used in construing this Agreement.

13. Applicable Law. SCANA and Arthur agree that this Agreement shall, in all respects, be interpreted, enforced, and governed under the laws of the State of South Carolina, including its choice of law rules.


14. Venue for Disputes. Any lawsuit by Arthur alleging that SCANA has breached one or more provisions of this Agreement must be filed in the state or federal courts of South Carolina.


         15. Severability and Substitution of Valid Provisions. To the extent that any provision of this Agreement is deemed unenforceable, it is the intention of SCANA and Arthur that this Agreement be enforced to the maximum extent permissible under South Carolina law.


         16. Termination Before December 31, 2006. The Company recognizes that Arthur may accept employment such that it may become impossible for Arthur to fulfill his commitment to the Company. Arthur shall have the unilateral right to terminate this Agreement to be effective on the first day of a month, by giving written notice to the Company at least 30 days prior to the effective date of such termination.


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         IN WITNESS THEREOF, we have hereunto set our hands and seal the date first written above:

H. THOMAS ARTHUR

s/H. Thomas Arthur                           s/Lynn M. Williams
  H. Thomas Arthur                            Lynn M. Williams
                                              Witness


SCANA CORPORATION

By: s/Joseph C. Bouknight                   s/Judy J. Rucker
      Joseph C. Bouknight                     Judy J. Rucker
Its:  Senior Vice President - Human Resources